Exhibit 99

For Immediate Release                   Contact: Rick DeLisi
November 13, 2000                 Director, Public Relations
Page 1 of 1                                   (703) 390-5505

         Atlantic Coast Airlines Holdings, Inc. Chairman to Present at Solomon Smith Barney Conference

Dulles, VA, (November 13, 2000) - Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen will make a presentation to investors during the Solomon Smith Barney Transportation Conference being held at the Roosevelt Hotel in New York. The presentation is scheduled to take place tomorrow, Tuesday November 14, 2000, at approximately 11:00am.

A live webcast of the conference is being presented by the sponsors. It is accessible through the following web address:

http://ssmb.nextvenue.com/external.asp?userid=SSB_External&code=t ransportation

Atlantic Coast operates as United Express in the Eastern and Midwestern United States, and as Delta Connection in the Eastern U.S. The company has a fleet of 98 aircraft and offers approximately 650 daily departures, serving 51 destinations in 24 states.

Atlantic Coast employs over 3,000 aviation professionals. The common stock of Atlantic Coast Airlines Holdings, Inc. is traded on the NASDAQ National Market under the symbol ACAI. For more information about Atlantic Coast, visit our website at www.atlanticcoast.com.

                              # # #